As filed with the Securities and Exchange Commission on April 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLOVIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	45-3264542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Page Mill Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

2011 Equity Incentive Plan

(Full title of the plan)

Adam Foroughi

Co-Founder, Chief Executive Officer, and Chairperson

Herald Chen

President and Chief Financial Officer

1100 Page Mill Road

Palo Alto, California 94304

(800) 839-9646

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rezwan D. Pavri Lisa L. Stimmell Andrew T. Hill Lang Liu Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Victoria Valenzuela Lonnie Huang Applovin Corporation 1100 Page Mill Road Palo Alto, California 94304 (800) 839-9646

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.00003 per share, issued pursuant to stock options and restricted stock awards granted under the 2011 Equity Incentive Plan(3)	5,548,138	$80.00	$443,851,040	$48,425

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Class A common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s Class A common stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of $80.00 per share, which is the initial public offering price per share of Class A common stock as set forth in the registrant’s registration statement on Form S-1 (File No. 333-253800), as amended, declared effective on April 14, 2021.

(3)

Represents 5,548,138 shares of Class A common stock under the Applovin Corporation 2011 Equity Incentive Plan (the “2011 Plan”) issued to certain current and former employees, consultants, and advisors of the registrant upon exercise of stock option awards or pursuant to restricted stock awards.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of Applovin Corporation (“us”, “we” or the “registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former employees, consultants, and advisors of the registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

APPLOVIN CORPORATION

5,548,138 Shares of Class A Common Stock

This prospectus relates to 5,548,138 shares of Class A common stock, par value $0.00003 per share (the “Shares”), of Applovin Corporation, which may be offered from time to time by certain stockholders that are our current or former employees, consultants, and advisors of the registrant (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our 2011 Equity Incentive Plan (the “Plan”).

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock has been approved for listing on the Nasdaq Global Select Market under the symbol “APP.” The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1, as amended, declared effective on April 14, 2021, was $80.00 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

“AppLovin,” our logo, and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Applovin Corporation. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

Unless the context otherwise requires, the terms “AppLovin,” “the company,” “we,” “us,” and “our” in this prospectus refer to Applovin Corporation and its consolidated subsidiaries.

i

THE COMPANY

Applovin Corporation

Our mission is to grow the mobile app ecosystem by enabling the success of mobile app developers.

Our software solutions provide advanced tools for mobile app developers to grow their businesses by automating and optimizing the marketing and monetization of their apps. Since inception, our platform has driven over six billion mobile app installs for mobile app developers. Our software, coupled with our deep industry knowledge and expertise, has allowed us to rapidly scale a successful and diversified portfolio of owned mobile apps. We have also accelerated our market penetration through an active acquisition and partnership strategy. Our scaled and integrated business model sits at the nexus of the mobile app ecosystem, which creates a durable competitive advantage that has fueled our clients’ success and our strong growth.

AppLovin is critical to the success of mobile app developers, in particular mobile game developers, solving key marketing and monetization challenges. Through our technologies and scaled distribution, developers are able to manage, optimize, and analyze their marketing investments, and improve the monetization of their apps. The key elements of our solutions are delivered through the AppLovin Platform, which is comprised of AppLovin Core Technologies and AppLovin Software. In 2018, given an opportunity to scale our own apps using our Software, insights, and expertise in the mobile app ecosystem, we launched our first party content strategy, AppLovin Apps. Today, our Apps consist of a globally diversified portfolio of over 200 free-to-play mobile games across five genres, run by twelve studios, including studios that we own, and others that we partner with.

The combination of our Platform and Apps forms a strategic flywheel that drives growth across our business and furthers our competitive advantages. As more developers use our Platform’s Software to market and monetize their mobile apps, we gain access to more users and more user engagement further strengthening our scaled distribution. As our distribution grows, we gain better insights for the recommendation engine in our Core Technologies, which then further enhances our Software. This continuously improving flywheel helps developers, including our own, to create and sustain successful businesses, growing both our own business and the mobile app ecosystem.

Corporate Information

We were incorporated under the laws of the state of Delaware in July 2011. Our principal executive offices are located at 1100 Page Mill Road, Palo Alto, California 94304, and our telephone number is (800) 839-9646.

Our website address is www.applovin.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only. You should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our Class A common stock.

RISK FACTORS

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-253800), filed with the Securities and Exchange Commission on April 7, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock.

Risks Related to Ownership of Our Class A Common Stock and Governance

The multi-class structure of our common stock and the voting agreement (the “Voting Agreement”) among Adam Foroughi, our co-founder, Chief Executive Officer, and the Chairperson of our board of directors, Herald Chen, our President and Chief Financial Officer, and a member of our board of directors, and KKR Denali Holdings L.P. (“KKR Denali”) (collectively with certain affiliates, the “Class B Stockholders”) will have the effect of concentrating voting power with the Class B Stockholders, which will limit your ability to influence the outcome of matters submitted to our stockholders for approval, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws, and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction.

Following our initial public offering, we will have three classes of common stock. Our Class A common stock, which is the stock being offering by means of this prospectus, has one vote per share, our Class B common stock has 20 votes per share, and our Class C common stock has no voting rights, except as otherwise required by law. Upon the closing of our initial public offering, the Class B Stockholders will together hold all of the issued and outstanding shares of our Class B common stock. Accordingly, upon the closing of our initial public offering, the Class B Stockholders will collectively hold approximately 93.4% of the voting power of our outstanding capital stock in the aggregate. The Class B Stockholders have entered into the Voting Agreement whereby all Class B common stock held by the Class B Stockholders and their respective permitted entities and permitted transferees will be voted as determined by two of Mr. Foroughi, Mr. Chen, and KKR Denali (one of which must be Mr. Foroughi). As a result, the Class B Stockholders, in particular, Mr. Foroughi, Mr. Chen, and KKR Denali, will be able to determine or significantly influence any action requiring the approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws, and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction. The Class B Stockholders may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing, or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company, and might ultimately affect the market price of our Class A common stock.

Future transfers by the holders of Class B common stock will generally result in those shares automatically converting into shares of Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning, transfers among KKR affiliates, or other transfers among the Class B Stockholders. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon certain events specified in our amended and restated certificate of incorporation, with the date of such final conversion of all outstanding shares of Class B common stock referred to as the final conversion date.

In addition, because our Class C common stock carries no voting rights (except as otherwise required by law), if we issue Class C common stock in the future, the holders of Class B common stock may be able to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders for a longer period of time than would be the case if we issued Class A common stock rather than Class C common stock in such transactions.

Following the completion of our initial public offering, we will be considered a “controlled company” within the meaning of the Nasdaq corporate governance requirements, and, as a result, we will qualify for, and intend to rely on, exemptions from certain corporate governance requirements.

As a result of our multi-class common stock structure and the Voting Agreement among the Class B Stockholders, the Class B Stockholders will collectively hold greater than a majority of the voting power of our outstanding capital stock following the completion of our initial public offering and the Class B Stockholders will have the authority to vote the shares of all Class B common stock, subject to the terms of the Voting Agreement, at their discretion on all matters to be voted upon by stockholders. Therefore, we will be considered a “controlled company” as that term is set forth in the Nasdaq corporate governance requirements. Under these corporate governance requirements, a company in which over 50% of the voting power for the election of directors is held by an individual, a group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of its board of directors consist of independent directors;

•

the requirement that we have a nominating/corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

For at least a period following our initial public offering, we intend to utilize certain of these exemptions. As a result, we will not have a majority of independent directors and our compensation committee will not consist entirely of independent directors. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements. In the event that we cease to be a “controlled company” and our Class A common stock continues to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transaction periods.

We cannot predict the effect our multi-class structure may have on the market price of our Class A common stock.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our Class A common stock, in adverse publicity, or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multi-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it plans to require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it will no longer admit companies with multi-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400, and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices and in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced policies, the multi-class structure of our common stock would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to track those indices would not invest in our Class A common stock. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A common stock less attractive to other investors. As a result, the market price of our Class A common stock could be adversely affected.

Prior to our initial public offering, there was no prior public trading market for our Class A common stock, and an active trading market may not develop or be sustained following our initial public offering.

We have been approved to list our Class A common stock on the Nasdaq Global Select Market under the symbol “APP”. However, prior to our initial public offering, there was no prior public trading market for our Class A common stock. We cannot assure you that an active trading market for our Class A common stock will develop on such exchange or elsewhere or, if developed, that any market will be sustained. The initial public offering price of our Class A common stock was determined through negotiation between us, the selling stockholder of our initial public offering, and the underwriters of our initial public offering. This price will not necessarily reflect the price at which investors in the market will be willing to buy and sell shares of our Class A common stock following our initial public offering.

The market price of our Class A common stock could be volatile, and you could lose all or part of your investment.

The market price of our Class A common stock following our initial public offering may fluctuate substantially and be higher or lower than the initial public offering price, depending on a number of factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our Class A common stock. Factors that could cause fluctuations in the market price of our Class A common stock include the following:

•

price and volume fluctuations in the overall stock market from time to time, including fluctuations due to general economic uncertainty or negative market sentiment, in particular related to the COVID-19 pandemic;

•	volatility in the market and trading volumes of technology stocks;

•	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

•	sales of shares of our Class A common stock by us or our stockholders, as well as the anticipation of lock-up releases;

•	rumors and market speculation involving us or other companies in our industry;

•

failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	actual or perceived significant data breaches involving our Platform or Apps;

•	the financial or non-financial metric projections we may provide to the public, any changes in those projections or our failure to meet those projections;

•	third-party data published about us or other mobile gaming companies, whether or not such data accurately reflects actual levels of usage;

•	announcements by us or our competitors of new products or services;

•	the public’s reaction to our press releases, other public announcements, and filings with the SEC;

•	fluctuations in the trading volume of shares of our Class A common stock or the size of our public float;

•	short selling of our Class A common stock or related derivative securities;

•	actual or anticipated changes or fluctuations in our results of operations;

•	actual or anticipated developments in our business, our competitors’ businesses, or the competitive landscape generally;

•	our issuance of shares of our Class A common stock;

•	litigation or regulatory action involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	announced or completed acquisitions of businesses or technologies by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidelines, interpretations, or principles;

•	major catastrophic events in our domestic and foreign markets;

•	any significant change in our management; and

•	general economic conditions and slow or negative growth of our markets.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the market price of our Class A common stock could decline for reasons unrelated to our business, financial condition, or results of operations. The market price of our Class A common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your shares of our Class A common stock when desired, or the prices that you may obtain for your shares of our Class A common stock.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. If the market price of our Class A common stock is volatile, we may become the target of securities litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources from our business. Such litigation could adversely affect our business, financial condition, and results of operations.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

You should not rely on an investment in our Class A common stock to provide dividend income. We do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our business. In addition, our credit agreement contains, and any future credit facility or financing we obtain may contain, terms limiting the amount of dividends that may be declared or paid on our Class A common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and applicable contractual restrictions. As a result, stockholders should rely on sales of their Class A common stock after price appreciation as the only way to realize any future gains on their investment.

A substantial portion of the outstanding shares of our Class A common stock after our initial public offering will be restricted from immediate resale, but may be sold in the near future. The large number of shares eligible for public sale or subject to rights requiring us to register them for public sale could depress the market price of our Class A common stock.

The market price of our Class A common stock could decline as a result of sales of a large number of shares of our Class A common stock in the market after our initial public offering and the perception that these sales could occur may also depress the market price of our Class A common stock.

All of our directors and executive officers, and the holders of substantially all of our outstanding equity securities have entered into market standoff agreements with us or have entered into lock-up agreements with the underwriters of our initial public offering under which they have agreed, subject to specific exceptions, not to sell any of our stock during the period ending 180 days after the date of our initial public offering; provided that:

•

up to 15% of the shares of common stock (including shares issuable upon exercise of vested options) held as of the date of our initial public offering by current and former employees (as such term is defined for purposes of Form S-8), but excluding current executive officers and directors, subject to the lock-up agreements may be sold at the commencement of trading on the first trading day on which our Class A common stock is traded on the Nasdaq Global Select Market (the “First Trading Day Release”); and

•

up to 20% of the shares held as of the date of our initial public offering (including shares issuable upon the exercise of options that are scheduled to be vested as of the date that is 90 days thereafter provided, however, the lock-up signatory continues to be a service provider to us through such date) subject to the lock-up agreements may be sold at the commencement of trading on the second trading day after we announce earnings for our second quarter of 2021 (the “Earnings-Related Release”). The Earnings-Related Release will not occur unless we have announced earnings, either through a major news service or on a Form 8-K, at least five trading days in advance of the date of such earnings announcement. This Earnings-Related Release will not apply to shares owned by any limited liability company, partnership, corporation, trust, or other entity (including, without limitation, any investment fund), unless all of the equity interests and other economic interests in such entity are owned exclusively by lock-up signatory and immediate family members of such lock-up signatory.

To the extent not released on the First Trading Day Release or Earnings-Related Release described above, pursuant to the lock-up agreements, if (i) at least 120 days have elapsed since the date of this prospectus, and (ii) the lock-up period is scheduled to end during or within five trading days prior to a regularly-scheduled blackout period under our insider trading policy, the lock-up period will end 10 trading days prior to the commencement of such blackout period (the “Blackout-Related Release”); provided that in the event the lock-up period will end during such period, we will notify the representatives of the date of the impending Blackout-Related Release promptly upon our determination of the date of the Blackout-Related Release and in any event at least seven trading days in advance of the date of the Blackout-Related Release, and will announce the date of the expected Blackout-Related Release through a major news service, or on a Form 8-K, at least two trading days in advance of the Blackout-Related Release. In addition, beginning 181 days after the date of this prospectus, the remainder of the shares of our Class A common stock (including shares of Class A common stock issuable upon conversion of Class B common stock) will become eligible for sale in the public market.

If not earlier released, all of our outstanding shares of Class A common stock, other than those sold in our initial public offering which are freely tradable, will become eligible for sale upon expiration of the lock-up period, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act.

Upon completion of our initial public offering, stockholders owning an aggregate of up to 210.9 million shares of our Class A common stock (including shares issuable upon conversion of our Class B common stock and the exercise of certain warrants) will be entitled, under our Investors’ Rights Agreement dated as of August 15, 2018, among us and certain stockholders, to certain demand registration rights. Holders of shares of our Class A common stock issued upon conversion of the convertible securities to be issued in connection with our pending acquisition of Adjust GmbH (“Adjust”) will also be entitled to these rights with respect to such shares. In addition, we intend to file a registration statement to register shares reserved for future issuance under our equity compensation plans. Upon effectiveness of this registration statement, subject to the satisfaction of applicable exercise periods and compliance with the market standoff agreements and lock-up agreements referred to above, the registered shares, including those issued upon exercise of outstanding stock options, will be available for immediate resale in the United States in the open market.

Sales of our Class A common stock as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the market price of our Class A common stock to fall and make it more difficult for you to sell shares of our Class A common stock.

The issuance of additional stock in connection with financings, acquisitions, investments, our equity incentive plans, or otherwise will dilute all other stockholders.

Our amended and restated certificate of incorporation that will be in effect upon completion of our initial public offering authorizes us to issue up to 1,500,000,000 shares of Class A common stock, up to 150,000,000 shares of Class C common stock, and up to 100,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Subject to compliance with applicable rules and regulations, we may issue shares of Class A common stock or securities convertible into shares of our Class A common stock from time to time in connection with a financing, acquisition, investment, our equity incentive plans, or otherwise. For example, in connection with our pending acquisition of Adjust, we expect to issue convertible securities that are convertible into an aggregate number of shares of our Class A common stock determined by dividing $352.0 million by the volume-weighted average trading price per share of our Class A common stock over any 10 consecutive full trading periods (chosen by the stockholder representative under the share purchase agreement) within 20 trading days commencing with and following the day our Class A common stock is first traded on the Nasdaq Global Select Market. Any such issuance could result in substantial dilution to our existing stockholders and cause the market price of our Class A common stock to decline.

Our multi-class stock structure, the Voting Agreement, and other provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the market price of our Class A common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws will contain provisions that may make the acquisition of our company more difficult, including the following:

•

our multi-class common stock structure and the Voting Agreement, which provide the Class B Stockholders with the ability to determine or significantly influence the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding common stock;

•	vacancies on our board of directors will be able to be filled only by our board of directors and not by stockholders;

•	a special meeting of our stockholders will only be able to be called by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer, or our President;

•	advance notice procedures will apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders;

•	our amended and restated certificate of incorporation will not provide for cumulative voting;

•	our amended and restated certificate of incorporation will allow stockholders to remove directors only for cause;

•

our amended and restated certificate of incorporation will authorize undesignated preferred stock, the terms of which may be established and shares of which may be issued by our board of directors, without further action by our stockholders;

•

after the first date on which the outstanding shares of our Class B common stock represent less than a majority of the total combined voting power of our Class A common stock and our Class B common stock (the “Voting Threshold Date”), our stockholders will only be able to take action at a meeting of stockholders and will not be able to take action by written consent for any matter; and

•	certain litigation against us will only be able to be brought in Delaware.

These provisions, alone or together, could discourage, delay, or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of our Class A common stock, and could also affect the market price of our Class A common stock.

Our amended and restated bylaws will designate a state or federal court located within the State of Delaware and the federal district courts of the United States as the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated bylaws, which will become effective immediately prior to the completion of our initial public offering, will provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties named as defendants, and provided that this exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision. If the federal forum provision is found to be unenforceable, we may incur additional costs associated with resolving such matters.

Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any of our securities shall be deemed to have notice of and consented to the foregoing bylaw provisions. Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or any of our directors, officers, stockholders, or other employees, which may discourage lawsuits with respect to such claims against us and our current and former directors, officers, stockholders, or other employees. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions. Further, in the event a court finds either exclusive forum provision contained in our amended and restated bylaws to be unenforceable or inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include statements about:

•	our future financial performance, including our expectations regarding our revenue, cost of revenue, and operating expenses, and our ability to achieve or maintain future profitability;

•	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

•	the demand for our Software and Apps;

•	our ability to attract and retain business clients and users;

•	our ability to develop new products, features, and enhancements for our Core Technologies and Software and to launch or acquire new Apps and successfully monetize them;

•	our ability to compete with existing and new competitors in existing and new markets and offerings;

•	our ability to successfully acquire and integrate companies and assets and to expand and diversify our operations through strategic acquisitions and partnerships;

•	our ability to maintain the security and availability of our Core Technologies, Software, and Apps;

•	our expectations regarding the effects of existing and developing laws and regulations, including with respect to taxation and privacy and data protection;

•	our ability to manage risk associated with our business;

•	our expectations regarding new and evolving markets;

•	our ability to develop and protect our brand;

•	our expectations and management of future growth;

•	our expectations concerning relationships with third parties;

•	our ability to attract and retain employees and key personnel;

•	our ability to maintain, protect and enhance our intellectual property;

•	the increased expenses associated with being a public company; and

•	our anticipated uses of net proceeds from our initial public offering.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or the documents incorporated by reference herein.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or incorporated by reference or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, partnerships, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of April 14, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Class A Common Stock Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 5,548,138 outstanding Shares acquired by certain of our current and former employees, consultants, and advisors pursuant to the Plan, as described in this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our Class A common stock. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of April 14, 2021, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 14, 2021 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person.

We have based percentage ownership of our Class A common stock before this offering on 210,775,334 shares of our Class A common stock, 147,807,622 shares of our Class B common stock and no shares of our Class C common stock outstanding as of April 14, 2021, which includes:

•

42,564,150 shares of Class F common stock that will automatically convert into an equal number of shares of Class A common stock immediately prior to the completion of our initial public offering, 12,900,000 of which will be exchanged for an equal number of shares of Class B common stock immediately prior to the completion of our initial public offering; and

•

109,090,908 shares of Series A convertible preferred stock that will be converted into an equal number of shares of our Class A common stock and then will be exchanged for an equal number of shares of Class B common stock immediately prior to the completion of our initial public offering.

The percentage ownership of our Class A common stock before this offering also assumes the issuance and sale of 22,500,000 shares of Class A common stock by us in our initial public offering, the sale of 2,500,000 shares of Class A common stock by the selling stockholder in our initial public offering, and no exercise of the underwriters’ option to purchase from the selling stockholder 3,750,000 additional shares of our Class A common stock in our initial public offering. The table below does not reflect any shares of Class A common stock that may be purchased pursuant to the directed share program that is part of our initial public offering.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Applovin Corporation, 1100 Page Mill Road, Palo Alto, California 94304.

	Class A Common Stock Beneficially Owned Prior to the Offering		Class A Common Stock Being Offered	Class A Common Stock Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Named Selling Stockholders(2)	28,028,291	13.2%	4,093,944	23,934,347	11.2%
Rafael Vivas(3)	5,219,631	2.5%	779,194	4,440,437	2.1%
Mark Rosner(4)	4,500,000	2.1%	675,000	3,825,000	1.8%

(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of Class A common stock before the completion of this offering.

(2)

Includes the following 292 named non-affiliate selling stockholders: Syed Abidi, Afaq Ahmed, Andrew Ahn, Jonathan Ahnert, Anthony Alayo, Brent Allard, Abhishek Ambre, Liubov Anashina, Swetha Anbarasan, David Anderson, Jatin Aneja, Harry Arakkal, Jose Luis Roberto Asuncion, Rodolfo Baez, Santosh Bagadi, Parya Bahrani, Vijaya Baipaneni, Neil Baquiran, Joshua Barger, Berkay Barutcu, Jonathon Battista, Kelly Baykal, Ilya Berger, Betsey Sipple, Trustee of Casey Sipple 2020 Trust, Betsey Sipple, Trustee of Jack Sipple 2020 Trust, Betsey Sipple, Trustee of Ryan Sipple 2020 Trust, Betsey Sipple, Trustee of Shayden Sipple 2020 Trust, Sunny Bhasin, Briana Billingham, Arya Bondarian, Joshua Bonvino, Matthew Bornski, Bojana Bozic, Matthew Buchwald, Nathan Bui, Iris Burstein, Christian Calderon, James Caldwell, John Calhoun, Idil Canal, Vince Chan, Adam Chandler, Tony Chau, Andy Chen, Benjamin Chen, Ge Chen, Jui Wen Chen, Po-An Chen, Richard Chen, Ye Chen, Jonathan Chichioco, Eunhyang Choi, Hanui Choi, Weonseok Choi, Harrison Chow, Cheryl Chua, Youngik Chung, Anthony Cihak, Christopher Cong, Kelsey Copeland, Joseph Cunniffe, Dominic Davies, Dinesh Deiveegan, Alexandre Delbarre, Mary Dilworth, Jessica Dolan, Dmitriy Dorosh, Yuvika Dube, Emma Egan-Lawless, Michael Eisenberg, Zoey Engel, Negin Etemad, Alex Fan, William Farnan, Colin Felton, Benjamin Figueroa, Richard Filippini, Danielle Fisher, Nick Fong, Michael Fortune, David Gaballa, Wyatt Gable, Christine Gamab, Saloni Gangal, Jerusalem Gezahegan, Zachary Gill, Joshua Gleeson, Maria Golcz, Frances Nachman Jones, Trustee of The Bailey Jones Irrevocable Trust, Frances Nachman Jones, Trustee of The Riley Jones Irrevocable Trust, Joshua Gong, Carlos Gonzalez, Brett Gough, Philip Graham, Jacob Grate, Adam Grossman, Alice Guillaume, Sonal Gupta, Joyce Gutierrez, Geoff Hamm, Hamm 12.20-1 GRAT, Hamm 12.20-2 GRAT, Hamm 12.20-3 GRAT, Hamm 12.20-4 GRAT, Omer Hasan, Norikazu Hayashi, William Hayward, Johannes Heinze, Thomas Heinze, Rachael Herb-Neterer, Phillip Hersh, Shijie Huang, Sergey Ignatov, Emelyne Interior, Ravi Jagannathan, Abhi Jain, Marissa Jankowski, Mohammad Javed, John Simon Jeffery, Katelyn Jensen, Yiqing Jiang, Maggie Jin, Xiuying Jin, Mark Johnston, Jacqueline Anne Jones, James Jones, Richard Jones, Thomas Nachman Jones, Karan Kajla, Ram Kandasamy, William Kang, Tomoya Katagi, Amandeep Kaur, Keith Kawahata, Dylan Kennamer, Tyler Kent, Natalie Klinkhammer, Kellie Knight, Fumiyuki Kojima, Gabor Kondas, Tada Kongjonrak, Joshua Krepon, Nicholas Krystynak, Valentyna Kulchitska, Sarah Lafferty, Brian Le, Nicholas Le, Jason Lee, Thomas Lemrond, Lewis Leong, Abigail Levine, Robert Li, Sha Li, Shusheng Lin, Christina Liu, Minjing Liu, Mi Ru Liu, Richard Liu, Carl Livie, Eduardo Llach, Katja Llach, Ethan Lo, Kai Lu, Tao Luo, Ivy Luong, Lin Ma, Lawrence Mann, Yuki Manno, Patrick McNenny, Hinal Mehta, Alexander Merutka, Naveen Mewani, Joseph John Milla, Amy Mills, Gil Mincberg, Dominic Minogue, Neil Mithipati, Yohei Miyai, John Miyoshi, Kae Mochida, Azadeh Mohseni, Jennifer Morris, Kyler Murlas, Matt Murphy, Michael Murphy, Rina Nakamura, Yu Nakamura, Joyce Nasu, Neha Gupta and Sahil Gupta, Trustees of the Gupta Family Irrevocable Trust dated as of 3/29/2021, Anthony Ngai, Henry Ngai, Diana Nguyen, Kali Nguyen, Lillian Nguyen, Pejman Nowzad, Omer Hasan and Shagufta Mansoor, Trustees of the A/H Trust, Omer Hasan and Shagufta Mansoor, Trustees of Hasan/Mansoor Descendants’ Trust, Alexandra Osborn-Jones, Chansun Park, Jina Park, Darby Payne, Samantha Pena, Rebecca Peng, Ryan Perry, Atmananda Persaud, Laura Pfister, Sebastian Plehn, Steven Quach, Eugen Quiring, Rajiv Ragu, Anusha Ramesh, Anish Rao, Vikram Ravi Narayanan, Imtiaz Razzak, Andy Reimann, Steven Richter, Kenneth Roberts, Eli Rosen, Robert Russo, Furqan Rydhan, Cody Sacerdoti, Tatsuo Sakamoto, Florida Santiago, Meilani Santillan, Shellie Schenck, David Scherzinger, Peter K. Schlaefer, Michael Ryan, James Schmidt, Michael Selvidge, Benjamin Sergeant, Neerav Sharma, Robert Scott Shipman, Michael Silk, Thomas Sipple, David Situ, Adam Smith, Corey Smith, Virginia Smith, Thomas So, Ankit Soni, Kyle Sosnowski, Emmanuel Souganidis, Simon Spaull, Andrei Stankevich, Katelyn Strobel, Matt Stumpf, Matthew Szaro, Nicholas Talarico, Stephen Talarico, Akira Taninaka, Kenneth Taylor, Daniel Tchernahovsky, Bret Terrill, Victoria Teshome, Pranav Thakkar, Andrew Tian, Ashish Tiwari, Enrico Tombari, Ross Treyz, Jerome Turnbull, Joseph Urban, Vineeth Veetil, Hugo Velis, VST 2021 GRAT, Victoria Teshome as Trustee, Kanishka Wadhwa, Siyang Wang, Sean Webster, Lloyd Whitcraft, Ariana Whitson, Crystal Witten, Henry Wong, Helen Wu Merlin, Le Xu, Takayasu Yajima, Aki Yamasaki, Alejandro Yang, Carolyn Yang, Breannah Yeh, Deborah Yeung, Charles Yong, Joon Yoo, Miao You, Irene Yu, Chris Zaharias, Jennifer Zhang, Jiaqi Zhang, Yan Zhang, Amery Zhen, Li Zheng, Kuo Zhong, Shien Zhu, Yujia Zhu and Alyona Zviagina. Each of these persons or entities beneficially owns less than 1% of our Class A common stock.

(3)

Consists of 4,994,631 shares of our Class A common stock held of record by Rafael Vivas and 225,000 shares of our Class A common stock issuable to Rafael Vivas upon the exercise of options within 60 days of April 14, 2021.

(4)	Consists of 2,250,000 shares of our Class A common stock held of record by Mark Rosner and 2,250,000 shares of our Class A Common stock held by Mark Rosner as Trustee of The Rosner Family 2018 Trust.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.

EXPERTS

The financial statements of Applovin Corporation and subsidiaries incorporated herein by reference have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Machine Zone, Inc. as of December 31, 2018 and 2019 and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP (KPMG), independent auditors, appearing elsewhere incorporated by reference and upon the authority of said firm as experts in accounting and auditing.

Applovin has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on Machine Zone, Inc.’s past financial statements incorporated by reference in this registration statement.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  2 to the registrant’s registration statement on Form S-1 filed with the SEC on April 7, 2021 (File No. 333-253800), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The registrant’s Prospectus to be filed on or about April 15, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-253800).

•

The description of the registrant’s Class  A common stock which is contained in a registration statement on Form 8-A filed on April 12, 2021 (File No. 001-40325) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.applovin.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Applovin Corporation, Attention: Chief Legal Officer and Corporate Secretary, 1100 Page Mill Road, Palo Alto, California 94304, (800) 839-9646.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  2 to the registrant’s Registration Statement on Form S-1 filed with the SEC on April 7, 2021 (File No. 333-253800), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The registrant’s Prospectus to be filed on or about April 15, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-253800).

•

The description of the registrant’s Class  A common stock which is contained in a registration statement on Form 8-A filed on April 12, 2021 (File No. 001-40325) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

The Registrant has adopted an amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the Registrant’s initial public offering and which will contain provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the Registrant’s amended and restated bylaws, which will become effective immediately prior to the completion of the Registrant’s initial public offering, and which will provide that the Registrant will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws will provide that the Registrant may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant’s employees or agents or is or was serving at the Registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s amended and restated bylaws will also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions will be included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements that the Registrant has entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the Registrant’s directors, officers, employees, or other agents or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the registrant.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the registrant, as amended and currently in effect.	S-1	333-253800	3.1	March 2, 2021

4.2	Amended and Restated Bylaws of the registrant, as amended and currently in effect.	S-1	333-253800	3.3	March 2, 2021

4.3	Form of Amended and Restated Certificate of Incorporation of the registrant, to be effective immediately prior to the completion of the registrant’s initial public offering.	S-1/A	333-253800	3.2	March 22, 2021

4.4	Form of Amended and Restated Bylaws of the registrant, to be effective immediately prior to the completion of the registrant’s initial public offering.	S-1/A	333-253800	3.4	March 22, 2021

4.5	Form of Class A common stock certificate of the registrant.	S-1	333-253800	4.1	March 2, 2021

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of KPMG, Independent Auditors.

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Applovin Corporation 2011 Equity Incentive Plan and related form agreements.	S-1	333-253800	10.2	March 2, 2021

*	Filed herewith.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 15th day of April, 2021.

APPLOVIN CORPORATION

By:	/s/ Adam Foroughi
Adam Foroughi
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam Foroughi, Herald Chen and Victoria Valenzuela, and each one of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Foroughi	Chief Executive Officer and Chairperson (Principal Executive Officer)	April 15, 2021
Adam Foroughi

/s/ Herald Chen Herald Chen	Chief Financial Officer, President, and Director (Principal Financial Officer)	April 15, 2021

	Chief Accounting Officer (Principal Accounting Officer)	April 15, 2021
/s/ Elena Arutunian
Elena Arutunian

/s/ Craig Billings	Director	April 15, 2021
Craig Billings

/s/ Margaret Georgiadis	Director	April 15, 2021
Margaret Georgiadis

/s/ Edward Oberwager	Director	April 15, 2021
Edward Oberwager

/s/ Cathy Sun	Director	April 15, 2021
Cathy Sun

/s/ Eduardo Vivas	Director	April 15, 2021
Eduardo Vivas